================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CNF TRANSPORTATION, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           CNF TRANSPORTATION, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                            NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 1998

                            CNF TRANSPORTATION INC.


                   [CNF TRANSPORTATION LOGO APPEARS HERE]


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            CNF TRANSPORTATION INC.

                   [CNF TRANSPORTATION LOGO APPEARS HERE]

3240 HILLVIEW AVENUE                                    TELEPHONE: 650/494-2900
PALO ALTO, CALIFORNIA 94304

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Monday, April 27, 1998
                             9:00 A.M., local time
  Du Barry Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

FELLOW SHAREHOLDER:

  The Annual Meeting of Shareholders of CNF Transportation Inc. will be held at 9:00 A.M., local time, on Monday, April 27, 1998, to:

  1. Elect four Class I directors for a three-year term.

  2. Ratify the appointment of auditors.

  3. Transact any other business properly brought before the meeting.

  Shareholders of record at the close of business on March 2, 1998, are entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

                                          Sincerely,

                                          EBERHARD G.H. SCHMOLLER
                                          Secretary

March 17, 1998

                               TABLE OF CONTENTS

Proxy Statement.............................................................   1
  Board of Directors' Recommendations.......................................   1
  Proxy Voting Procedures...................................................   1
  Voting Requirements.......................................................   1
  Voting Shares Outstanding.................................................   1
  Proxy Voting Convenience..................................................   2
  Attendance at the Meeting.................................................   2
Election of Directors.......................................................   2
Stock Ownership by Directors and Executive Officers.........................   9
Information About the Board of Directors and Certain Board Committees.......  10
Compensation of Directors...................................................  11
Compensation of Executive Officers..........................................  12
  I.Summary Compensation Table..............................................  12
  II.Option/SAR Grants Table................................................  14
  III.Option/SAR Exercises And Year-End Value Table.........................  15
  IV.Long-Term Incentive Plan Awards Table..................................  16
Compensation Committee Report on Executive Compensation.....................  16
Compensation Committee Interlocks and Insider Participation.................  20
A Comparison of Five-year Cumulative Total Shareholder Return...............  20
Pension Plan Table..........................................................  21
Appointment of Auditors.....................................................  21
Principal Shareholders......................................................  22
Compliance With Section 16 of the Exchange Act..............................  23
Confidential Voting.........................................................  23
Submission of Shareholder Proposals.........................................  23
Other Matters...............................................................  24

                            CNF TRANSPORTATION INC.

                             3240 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                            TELEPHONE: 650/494-2900

                                PROXY STATEMENT

                                March 17, 1998

  The Annual Meeting of Shareholders of CNF Transportation Inc. (the "Company") will be held on April 27, 1998. Shareholders of record at the close of business on March 2, 1998 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about March 17, 1998.

BOARD OF DIRECTORS' RECOMMENDATIONS

  The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below and for ratification of the appointment of Arthur Andersen LLP as independent auditors.

PROXY VOTING PROCEDURES

  To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board. See "Other Matters" below for information concerning the voting of proxies if other matters are properly brought before the meeting.

VOTING REQUIREMENTS

  A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the four nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. The ratification of the appointment of auditors requires a favorable vote of the holders of a majority of the voting power represented at the meeting.

  In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

VOTING SHARES OUTSTANDING

  At the close of business on March 2, 1998, the record date for the Annual Meeting, there were outstanding and entitled to vote 47,573,464 shares of Common Stock and 863,313 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of 52,839,673 votes are eligible to be cast at the meeting.

PROXY VOTING CONVENIENCE

  You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

  You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

ATTENDANCE AT THE MEETING

  All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. IF YOU ARE A SHAREHOLDER BUT DO NOT OWN SHARES IN YOUR NAME, YOU MUST BRING PROOF OF OWNERSHIP (E.G., A CURRENT BROKER'S STATEMENT) IN ORDER TO BE ADMITTED TO THE MEETING.

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

  The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of directors of the Company shall be twelve. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.

  The following persons are the nominees of the Board of Directors for election as Class I directors to serve for a three-year term until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

                                 Earl F. Cheit
                                 Richard A. Clarke
                                 W. Keith Kennedy, Jr.
                                 Richard B. Madden

  If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

  The Company has three classes of directors, each of which is elected for a three-year term. Class II directors will be elected in 1999 and Class III directors will be elected in 2000. All directors have previously been elected by the shareholders, except Richard A. Clarke, who was appointed by the Board as a Class I director in January 1996, W. Keith Kennedy, Jr., who was appointed by the Board as a Class I director in December 1996, William J. Schroeder, who was appointed by the Board as a Class II director in December 1996, and Michael J. Murray, who was appointed by the Board as a Class II director in May 1997.

                 --------------------------------------------

                               CLASS I DIRECTORS

[EARL F. CHEIT    EARL F. CHEIT                             Director since 1976
PHOTO APPEARS
HERE]             Dean Emeritus, Haas School of Business
                  University of California at Berkeley

                    Dr. Cheit has served on the University of California at
                  Berkeley faculty since 1957. He held a number of administrative positions, both on and off the campus, including Executive Vice Chancellor of the University. In 1976 he was named Dean of the Business School, after serving as Associate Director and Senior Research Fellow of the Carnegie Council on Policy Studies in Higher Education. In 1983, he resumed his teaching career at the University and in 1990, he was again named Dean of the Business School for the academic year 1990/1991. In 1993, he served as the University's Interim Athletic Director. Dr. Cheit, age 71, is a member of the Board of Shaklee Corporation, Simpson Manufacturing Co. and a trustee of Mills College. He is a graduate of the University of Minnesota, from which he holds B.S., LL.B and Ph.D degrees. He is the author of numerous books and articles and serves as a consultant to various public and private organizations. Dr. Cheit serves on the Audit, the Director Affairs, and the Executive Committees of the Company.


[RICHARD A.       RICHARD A. CLARKE                         Director since 1996
CLARKE PHOTO
APPEARS HERE]     Retired Chairman of the Board,
                  Pacific Gas and Electric Company,
                  one of the nation's largest utility companies

                    Mr. Clarke retired from PG&E in 1995 after serving as
                  chairman of the board for nine years. As chairman and CEO he oversaw management of a $10 billion company that produces electric power and gas and is involved with power plant construction. Mr. Clarke began his association with PG&E as an attorney and served in various managerial positions leading to his appointment as Chairman and CEO. Between 1960 and 1969 he was a partner in the law firm of Rockwell, Fulkerson & Clarke. He is a member of the boards of directors of PG&E, Potlatch Corporation and BankAmerica Corporation and is an Emeritus member of the President's Council of Sustainable Development. He serves as director of the Bay Area Council and is a member of the Business Council. He is a Director of the Nature Conservancy of California and a member of the Board of Trustees of the Boalt Hall Trust--University of California, Berkeley, School of Law, and the Advisory Board of the Walter A. Haas School of Business, University of California, Berkeley. He is Chairman of the Advisory Board of the Center for Organization and Human Resource Effectiveness at the University of California, Berkeley. Mr. Clarke has previously held Board or executive-level posts with the California Business Roundtable, California Chamber of Commerce, Edison Electric Institute and the President's Council on Environmental Quality. A native of San Francisco, Mr. Clarke, 67, earned his law degree from the University of California, Boalt Hall, and holds a bachelor's degree in political science. He is a member of the Compensation and Finance Committees of the Company.

[W. KEITH         W. KEITH KENNEDY, JR.                     Director since 1996
KENNEDY, JR.
PHOTO APPEARS       President and Chief Executive Officer,
HERE]             Watkins-Johnson Company, a high-technology corporation
                  specializing in semiconductor manufacturing equipment and electronic products for telecommunications and defense

                    Dr. Kennedy was named President and Chief Executive
                  Officer of Watkins-Johnson Company in January 1988. Dr. Kennedy joined Watkins-Johnson in 1968, and was a Division Manager, Group Vice President and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy, age 54, is a graduate of Cornell University from which he holds B.S.E.E., M.S. and Ph.D. degrees. Dr. Kennedy is Director of the Joint Venture Silicon Valley Network, the Defense Space Consortium, the Santa Clara Valley Manufacturing Group; a member of the Executive Board of The Center for Quality Management--West; and is a senior member of the Institute of Electrical and Electronics Engineers. He is a member of the Compensation and Director Affairs Committees of the Company.


[RICHARD B.       RICHARD B. MADDEN                         Director since 1992
MADDEN PHOTO
APPEARS HERE]     Retired Chairman and Chief Executive Officer,
                  Potlatch Corporation, a diversified
                  forest products company

                    Mr. Madden was Chief Executive Officer of Potlatch
                  Corporation from 1971 and Chairman of the Board from 1977 until his retirement in May of 1994. He was previously associated with Mobil Oil Corporation where he served in various management capacities for fifteen years. Mr. Madden is a director of Potlatch Corporation, PG&E and URS Corporation. He is also a Trustee Emeritus of the American Enterprise Institute for Public Policy Research. His civic activities include the Board of Governors of the San Francisco Symphony Association; Board of Directors of the Smith-Kettlewell Eye Research Institute and Board of Directors of the National Park Foundation. Mr. Madden, age 68, holds a B.S. degree in engineering from Princeton University, a J.D. degree from the University of Michigan, and a M.B.A. from New York University. He is Chairman of the Compensation Committee and serves on the Executive and Finance Committees of the Company.

                 --------------------------------------------

                              CLASS II DIRECTORS

[DONALD E.        DONALD E. MOFFITT                         Director 1986-1988
MOFFITT PHOTO                                               Director since 1991
APPEARS HERE]
                  Chairman of the Board and Chief Executive Officer,
                  CNF Transportation Inc.

                    Mr. Moffitt was named President and Chief Executive
                  Officer of the Company in 1991, and Chairman of the Board of Directors in 1995. He served as President of the Company until 1997. Mr. Moffitt joined Consolidated Freightways Corporation of Delaware, the Company's former nationwide, full-service trucking subsidiary, as an accountant in 1955 and advanced to Vice President-Finance in 1973. In 1975, he transferred to the Company as Vice President-Finance and Treasurer and in 1981 was elected Executive Vice President-Finance and Administration. In 1983 he assumed the additional duties of President, CF International and Air, Inc., where he directed the Company's international and air freight businesses. Mr. Moffitt was elected Vice Chairman of the Board of the Company in 1986. He retired as an employee and as Vice Chairman of the Board of Directors in 1988 and returned to the Company as Executive Vice President-Finance and Chief Financial Officer in 1990. Mr. Moffitt, age 65, is regional Vice Chairman and a member of the executive committee of the U.S. Chamber of Commerce, and is on the board of the California Business Roundtable, the Conference Board and the Business Advisory Council of the Northwestern University Transportation Center. He also serves on the boards of the San Francisco Bay Area Council, Boy Scouts of America and the American Red Cross, and is a member of the Board of Trustees of the Automotive Safety Foundation and the National Commission Against Drunk Driving. He is a former member of the Board of Directors and the Executive Committee of the Highway Users Federation. Mr. Moffitt is Chairman of the Executive Committee and serves on the Director Affairs Committee of the Company.

[MICHAEL J.       MICHAEL J. MURRAY                         Director since 1997
MURRAY PHOTO
APPEARS HERE]     President, Global Wholesale Bank
                  BankAmerica Corporation

                    Mr. Murray heads BankAmerica Corporation's United States
                  Corporate and International Groups and is responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was appointed to his current position with BankAmerica in March 1997. He had previously been responsible for BankAmerica's U.S. Corporate Group since its merger with Continental Bank Corporation in September 1994. Prior to the merger, he was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray, age 53, is a director on the boards of the Private Export Funding Corporation in New York and the Technology Solutions Company in Chicago. He is on the boards of the Coalition of Service Industries, Washington DC, Museum of Contemporary Art, Chicago, and the California Academy of Sciences, San Francisco. Mr. Murray received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He is a member of the Audit and Compensation Committees of the Company.

[ROBERT D.        ROBERT D. ROGERS                          Director since 1990
ROGERS PHOTO
APPEARS HERE]     President and Chief Executive Officer,
                  Texas Industries, Inc.
                  a producer of steel, cement, aggregates and concrete

                    Mr. Rogers joined Texas Industries, Inc. in 1963 as
                  General Manager/European Operations. In 1964 he was named Vice President-Finance; in 1968, Vice President-Operations, and in 1970 he became President and Chief Executive Officer. Mr. Rogers is also a director of Texas Industries, Inc. and serves as a member and Chairman of Chaparral Steel Company's Board of Directors. Mr. Rogers is a graduate of Yale University and earned a M.B.A. from the Harvard Graduate School of Business. He is Vice Chairman of the British-North American Committee and is a member of the Executive Board for Southern Methodist University Cox School of Business. Mr. Rogers, age 61, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee and a member of the Compensation Committee of the Company.


[WILLIAM J.       WILLIAM J. SCHROEDER                      Director since 1996
SCHROEDER PHOTO
APPEARS HERE]     President & Chief Executive Officer,
                  Diamond Multimedia Systems, Inc.,
                  a leader in interactive multimedia and desktop connectivity

                    Mr. Schroeder joined Diamond Multimedia Systems, Inc. in
                  May, 1994 as President and Chief Executive Officer. Prior to joining Diamond, Mr. Schroeder was employed by Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989), and later as Vice Chairman (1989-1994). Before Conner, Mr. Schroeder was Chief Executive Officer and co-founder of Priam Corporation, a manufacturer of high-performance disk drives for minicomputers and workstations. Mr. Schroeder also served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc., and is on the board of directors of Xircom Corporation. Mr. Schroeder, age 53, holds the M.B.A. degree with High Distinction from Harvard Business School, and the M.S.E.E. and B.E.E. degrees from Marquette University. He is a member of the Audit and Finance Committees of the Company.

                 --------------------------------------------

                              CLASS III DIRECTORS

[ROBERT ALPERT    ROBERT ALPERT                             Director since 1976
PHOTO APPEARS
HERE]             The Alpert Companies
                  private investment group

                    Mr. Alpert has managed his own portfolio of companies
                  since 1965. His business career includes 40 years in banking, finance and real estate related activities. He is currently Chairman of the Board of Argo Funding Company in Dallas, a private equity investment group. He is also Vice Chairman of The Empire AB in Stockholm, Sweden, a public company with 11 subsidiary companies primarily involved in the fabrication and distribution of metal related materials for the construction industry. He has served as Honorary Consul for Sweden in Dallas since 1987. He has served on numerous boards as a director and currently serves on the boards of Texas Industries, Inc. and Aladdin Industries, Inc. He is an advisory director for I.C. Deal Companies, Argo Capital Partners and Asia Info Services. Additionally, he is a member of the Advisory Council for the University of Texas at Austin, College of Business Administration; a Trustee Emeritus for Colby College in Maine; and director of the Dallas Foundation for Health, Education and Research, a public charity. He is also a member of the Chief Executive Forum, World Business Council and Young Presidents' Organization. Mr. Alpert, age 66, serves as a member of the Director Affairs, Executive and Finance Committees of the Company.

[MARGARET G.      MARGARET G. GILL                          Director since 1995
GILL PHOTO
APPEARS HERE]     Senior Vice President-Legal, External Affairs
                  and Secretary,
                  AirTouch Communications
                  a wireless communications company

                    Mrs. Gill joined AirTouch Communications in 1994 following a 20-year partnership in the law firm of Pillsbury, Madison & Sutro in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm's corporate and securities group, and as managing partner in the Menlo Park, California office from 1991 to 1993. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. She is a fellow of the American Bar Foundation, serves on the advisory board for the Institute for Corporate Counsel and has served on several committees for the American Bar Association and the California Bar Association. Mrs. Gill, age 58, is also a member of the board of directors of the Episcopal Diocese of California and a trustee and executive committee member of the San Francisco Ballet. She is a former director and general counsel for the United Way of the Bay Area. Mrs. Gill is a member of the Audit and the Director Affairs Committees of the Company.

[ROBERT JAUNICH   ROBERT JAUNICH II                         Director since 1992
II PHOTO
APPEARS HERE]     Managing Director,
                  The Fremont Group,
                  a private investment corporation

                    Mr. Jaunich joined The Fremont Group, a private investment corporation managing assets in excess of $6.0 billion, in January 1991. He is Managing Director and member of the Boards of Directors and the Executive Committees of the Boards for Fremont's principal entities, Fremont Group, L.L.C. and Fremont Investors Inc. He is also General Partner of Fremont Partners, L.P., a $605 million fund targeted to make and oversee majority equity investment positions in operating companies representing a broad spectrum of industries. Additionally, he oversees Fremont's five affiliated venture capital portfolios representing in excess of $150 million committed capital (Trinity Venture, L.P.) and is President of Fremont Capital, Inc., an SEC/NASD registered broker/dealer. In addition to serving on the board of the Company, Mr. Jaunich serves as Chairman of the Managing General Partner of Crown Pacific, Ltd., and is a Trustee of the non-profit National Recreation Foundation. He is a life member of the World Presidents Organization (formerly World Business Council), and was a member of Young Presidents Organization (1980-1990). Mr. Jaunich, age 58, received a B.A. from Wesleyan University, Middletown, Connecticut and an M.B.A. from Wharton Graduate School, University of Pennsylvania. He is Chairman of the Directors Affairs Committee, and a member of the Executive and Finance Committees of the Company.

[ROBERT P.        ROBERT P. WAYMAN                          Director since 1994
WAYMAN PHOTO
APPEARS HERE]     Executive Vice President,
                  Finance and Administration
                  and Chief Financial Officer,
                  Hewlett-Packard Company,
                  a computer-manufacturing company

                    Mr. Wayman joined Hewlett-Packard Company in 1969. After
                  serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. He assumed additional responsibility for administration in 1992, and was elected to Hewlett-Packard's Board of Directors in 1993. Mr. Wayman, age 52, holds a bachelor's degree in science engineering and a master's degree in business administration from Northwestern University. He is a member of the Board of Directors of Sybase Inc., and is a member of the Board of the Private Sector Council, the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board and the Advisory Board to the Northwestern University School of Business. He is Chairman of the Audit Committee and a member of the Compensation Committee of the Company.

              STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock and Series B Preferred Stock, as of January 31, 1998, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

                                              AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)   CLASS
------------------------                     ----------------------- ----------
Robert Alpert...............................          59,864 Common       *
                                               0 Series B Preferred
David I. Beatson(2).........................          88,651 Common       *
                                              75 Series B Preferred
Earl F. Cheit...............................           8,114 Common       *
                                               0 Series B Preferred
Richard A. Clarke...........................           7,596 Common       *
                                               0 Series B Preferred
Gerald L. Detter(3).........................          55,847 Common       *
                                             140 Series B Preferred
Margaret G. Gill............................           7,307 Common       *
                                               0 Series B Preferred
Robert Jaunich II...........................          14,314 Common       *
                                               0 Series B Preferred
W. Keith Kennedy, Jr........................           5,382 Common       *
                                               0 Series B Preferred
Richard B. Madden...........................           9,814 Common       *
                                               0 Series B Preferred
Donald E. Moffitt(4)........................         493,426 Common     1.0%
                                               0 Series B Preferred
Michael J. Murray...........................           3,076 Common       *
                                               0 Series B Preferred
Gregory L. Quesnel(5).......................         215,940 Common       *
                                             132 Series B Preferred
Robert T. Robertson(6)......................         109,456 Common       *
                                             146 Series B Preferred
Robert D. Rogers............................          10,314 Common       *
                                               0 Series B Preferred
Eberhard G.H. Schmoller(7)..................         166,268 Common       *
                                             109 Series B Preferred
William J. Schroeder........................           5,182 Common       *
                                               0 Series B Preferred
Robert P. Wayman............................           8,314 Common       *
                                               0 Series B Preferred
All directors and executive officers as a          1,313,124 Common     2.8%
group....................................... 706 Series B Preferred
(18 persons)

--------
 * Less than one percent of the Company's outstanding shares of Common Stock.

(1) Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). The shares shown for non-employee directors include the following number of shares of Restricted Stock and number of shares which the non-employee director has the right to acquire within 60 days of January 31, 1998 because of vested stock options: Mr. Alpert, 2,419 and 5,395; Mr. Cheit, 2,419 and 5,395; Mr. Clarke, 1,385 and 4,211; Mrs. Gill, 1,912 and 5,395; Mr. Jaunich, 2,419 and 5,395; Mr. Kennedy, 1,432 and 3,750; Mr. Madden, 2,419 and
    5,395; Mr. Murray, 743 and 2,333; Mr. Rogers, 2,419 and 5,395; Mr.
    Schroeder, 1,432 and 3,750; and Mr. Wayman, 2,419 and 5,395. The Restricted Stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors.
(2) The shares shown include 79,342 shares which Mr. Beatson has the right to acquire within 60 days of January 31, 1998 because of vested stock options.
(3) The shares shown include 39,789 shares which Mr. Detter has the right to acquire within 60 days of January 31, 1998, because of vested stock options.
(4) The shares shown include 441,040 shares which Mr. Moffitt has the right to acquire within 60 days of January 31, 1998 because of vested stock options.
(5) The shares shown include 200,824 shares which Mr. Quesnel has the right to acquire within 60 days of January 31, 1998 because of vested stock options.
(6) The shares shown include 99,443 shares which Mr. Robertson has the right to acquire within 60 days of January 31, 1998 because of vested stock options. Mr. Robertson ceased serving as an officer of the Company effective July 22, 1997.
(7) The shares shown include 154,866 shares which Mr. Schmoller has the right to acquire within 60 days of January 31, 1998 because of vested stock options.

     INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

  During 1997, the Board of Directors held six meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

  The Board of Directors currently has the following standing committees:
Audit Committee, Compensation Committee, Director Affairs Committee, Executive Committee and Finance Committee. Descriptions of the Audit, Compensation and Director Affairs Committees follow:

  AUDIT COMMITTEE: The Audit Committee recommends independent public accountants for appointment by the shareholders to perform the audit of the Company's accounting records and authorizes the performance of services by the accountants so appointed. The Committee reviews the annual audit of the Company by the independent public accountants, and, in addition, annually reviews the results of the examinations of accounting procedures and controls performed by the Company's internal auditors. The members of the Audit Committee are Robert P. Wayman--Chairman, Earl F. Cheit, Margaret G. Gill, Michael J. Murray and William J. Schroeder. The Committee met three times during 1997.

  COMPENSATION COMMITTEE: The Compensation Committee approves the salaries and other compensation of executive officers and other key employees, except that the Committee recommends to the Board for its approval the salary of the Chief Executive Officer of the Company. The Committee also oversees the administration of the Company's short-term and long-term incentive compensation plans and grants of stock options and other awards under the Company's 1997 Equity and Incentive Plan and the administration of the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. The members of the Compensation Committee are Richard B. Madden--Chairman, Richard A. Clarke, W. Keith Kennedy, Jr., Michael
J. Murray, Robert D. Rogers and Robert P. Wayman. The Committee met five times during 1997.

  DIRECTOR AFFAIRS COMMITTEE: The Director Affairs Committee reviews the qualifications of candidates to serve on the Board of Directors, consults with the management of the Company concerning potential candidates and recommends to the Board of Directors nominees for membership on the Board. The Committee also oversees directors' compensation, reviews and considers other matters pertaining to the functioning of the Board, and reviews and advises the Board regarding corporate governance issues. Shareholders' proposals for nominees will be given due consideration by the Committee for recommendation to the Board based on the nominees' qualifications. Shareholder nominee proposals should be submitted in writing to the Chairman of the Director Affairs Committee in care of the Corporate Secretary. The members of the Director Affairs Committee are Robert Jaunich II--Chairman, Robert Alpert, Earl F. Cheit, Margaret G. Gill, W. Keith Kennedy, Jr. and Donald E. Moffitt. The Committee met two times during 1997.

                           COMPENSATION OF DIRECTORS

  During 1997, each non-employee director was paid an annual retainer of $20,000 and accrued a retirement benefit of $20,000. Non-employee directors were also paid $1,500 per Board meeting attended and $1,000 per Committee meeting attended. Chairmen of the Board Committees received an additional $3,000.

  Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be made in a lump sum or in installments beginning no later than the year following the director's final year on the Company's Board. Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred in attending Board and Committee meetings.

  A director of the Company accrues a retirement benefit for each full calendar month he or she is a non-employee director of the Company in an amount equal to one-twelfth of the annual cash retainer. The retirement benefit vests when a director has served on the Board for five years. The amount accrued prior to 1994 was $30,000 per year of service. In 1994, $15,000 in retirement benefits accrued and in 1995 and 1996, $20,000 in retirement benefits accrued. Retirement payments continue for the director's number of years of service as a non-employee director up to a maximum of 20 years, with the earliest accruals paid first.

  Awards of restricted stock and stock options have been made from time to time to non-employee directors under the Equity Incentive Plan for Non-Employee Directors, as amended and restated in 1995 (the "Plan"). The original Plan was approved by the Company's shareholders in 1994, and the amended and restated Plan was approved by the Company's shareholders in 1995.

  A restricted stock grant having a fair market value of $12,500 was made to each non-employee director then serving on the Board following approval of the Plan by shareholders in 1994. Each non-employee director who joined the Board thereafter received an equivalent grant upon joining the Board. In addition, on January 1 of each year, commencing January 1, 1995, an additional restricted stock grant having a fair market value of $12,500 was made to each non-employee director then serving on the Board. Restrictions on all restricted stock lapse five years from the date of grant.

  Stock options were granted on January 1, 1995 to each non-employee director then serving on the Board for 2,500 shares of Common Stock of the Company at an exercise price of $22.375, the then fair market value of the Common Stock. Each non-employee director who joined the Board thereafter received an equivalent grant upon joining the Board, but at an exercise price equal to the then fair market value of the Common Stock. On January 1 of each year thereafter, commencing January 1, 1996, additional stock options were granted to each non-employee director then serving on the Board for 1,000 shares of Common Stock of the Company at an exercise price equal to the then fair market value of the Common Stock. The exercise prices for the January 1, 1996, January 1, 1997 and January 1, 1998 stock option grants were $26.50, $22.25 and $38.75, respectively.

  In December 1996, the 1995 and 1996 stock option grants were adjusted to reflect the spin-off of Consolidated Freightways Corporation. As adjusted, those stock option grants are for 2,961 and 1,184 shares, respectively, of the Company's Common Stock, with exercise prices of $18.89 and $22.38, respectively.

                      COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation received by the Company's Chief Executive Officer and the four next most highly paid executive officers for the three fiscal years ended December 31, 1997. The table also sets forth the compensation received for those fiscal years by Robert T. Robertson, who ceased serving as Senior Vice President of the Company effective July 22, 1997. As used in this Proxy Statement, "Named Executives" means the officers identified in this Summary Compensation Table, including Mr. Robertson.

                                                                     LONG TERM
                                    ANNUAL COMPENSATION           COMPENSATION(5)
                              -------------------------------- ---------------------
                                                                            AWARDS
                                                                          ----------
                                                               RESTRICTED SECURITIES
                                                  OTHER ANNUAL   STOCK    UNDERLYING  ALL OTHER
NAME AND                       SALARY   BONUS(3)  COMPENSATION   AWARDS    OPTIONS/  COMPENSATION
PRINCIPAL POSITION(S)    YEAR   ($)       ($)        (4)($)      (6)($)   SAR'S (#)     (7)($)
---------------------    ---- -------- ---------- ------------ ---------- ---------- ------------
Donald E. Moffitt        1997 $670,020 $  745,179   $66,374     $510,000   45,000/0    $85,718
Chairman of the          1996  670,020  1,041,884    65,543            0   88,816/0     84,960
Board & Chief            1995  650,000     30,999     3,538            0  207,237/0     84,398
Executive Officer
Gregory L. Quesnel       1997 $430,430 $  450,825   $   587     $289,000   75,000/0    $ 2,943
President & Chief        1996  360,828    547,293    39,682            0   35,526/0      2,862
Operating Officer        1995  350,272     12,850     2,960            0   35,526/0      3,306
David I. Beatson(1)      1997 $414,724 $  763,234   $17,915     $289,000   25,000/0    $ 3,219
Senior Vice              1996  330,434     79,343     1,876            0   35,526/0      2,943
President                1995  288,808     57,781         0            0   29,605/0      3,230
Robert T. Robertson(2)   1997 $441,050 $  681,505   $55,902     $289,000   25,000/0    $ 2,960
                         1996  424,424    206,952    19,208            0   35,526/0      3,552
                         1995  412,048     94,471    12,698            0   35,526/0      4,437
Gerald L. Detter (1)     1997 $330,320 $  566,147   $31,398     $      0   37,000/0    $ 3,282
Senior Vice              1996  257,556    223,875     6,089            0   17,763/0      2,964
President                1995  250,068     77,803     6,623            0   17,763/0      3,431
Eberhard G.H. Schmoller  1997 $278,616 $  247,896   $18,678     $238,000   20,000/0    $ 2,400
Senior Vice President,   1996  278,616    513,733    26,394            0   27,237/0      2,849
General Counsel and      1995  270,452      9,922     7,989            0   27,237/0      3,408
Secretary

--------
(1) Mr. Beatson is President and Chief Executive Officer of Emery Air Freight Corporation, the Company's air freight subsidiary. Mr. Detter is President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company's regional full-service trucking subsidiary.

(2) Mr. Robertson served as Senior Vice President of the Company, and as President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company's regional full-service trucking subsidiary, until July 22, 1997. Pursuant to an agreement between Mr. Robertson, the Company and Con-Way, Mr. Robertson continued as an employee through fiscal year 1997 and received the salary, bonus and other compensation described in the table above. Under that agreement, Mr. Robertson is to continue as an employee until April 30, 1998 at his 1997 salary. Upon his departure on April 30, 1998, he will receive additional compensation valued at approximately $34,000.

(3) The amounts shown in this column reflect payments under the Company's short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company are eligible to participate. They also reflect, in the case of Messrs. Quesnel, Beatson, Robertson and Detter, special incentive compensation payments made under the Company's short-term incentive compensation plans in which only operating company executives participate.

(4) Amounts shown for 1997 in this column include: (a) Long-Term Incentive Plan interest earned and deferred for Messrs. Quesnel, Robertson, Detter, and Schmoller of $270, $439, $229 and $6,074, respectively; (b) interest earned on deferred compensation accounts above 120% of the applicable federal rate for Messrs. Moffitt, Beatson, Robertson and Schmoller of $64,284, $17,915, $54,978, and $11,000, respectively; (c) interest earned on deferred Stock Appreciation Rights accounts above 120% of the applicable federal rate for Messrs. Quesnel, Robertson, Detter and Schmoller of $317, $485, $2,772 and $1,604, respectively; (d) relocation expense of $28,397 in 1997 for Mr. Detter; and (e) payments by the Company, on behalf of Mr. Moffitt, totaling $2,090 for FICA tax liability. Perquisites and other personal benefits for each named executive officer were below the lesser of $50,000 or 10% of the total annual salary and bonus.

(5) There were no long-term incentive payouts in any of the three years.

(6) At the end of 1997, based upon the closing price of the Company's common stock on December 31, 1997 ($38.75), Mr. Moffitt held 15,000 restricted shares valued at $581,250; Messrs. Quesnel, Beatson and Robertson each held 8,500 restricted shares valued at $329,375; and Mr. Schmoller held 7,000 restricted shared valued at $271,250. Dividends will be paid on all shares of restricted stock. One-third of the shares held by each Named Executive is eligible for vesting at the end of the first award year and an additional one-third is eligible for vesting at the end of the second award year, provided in each case that applicable performance criteria are met. Each award year commences on July 1 of a given year and ends on June 30 of the following year. The first award year for all shares of restricted stock commenced on July 1, 1997, the effective date of the grant of such shares of restricted stock.

(7) Amounts shown for 1997 in this column include:

  (a) Payments by the Company for premiums for taxable group life insurance on behalf of Messrs. Moffitt, Quesnel, Beatson, Robertson, and Detter of $12,201, $543, $819, $560, and $882, respectively.

  (b) Company contributions to the Thrift and Stock Plan accounts of Messrs. Quesnel, Beatson, Robertson, Detter and Schmoller of $2,400 each.

  (c) Payments by the Company to Mr. Moffitt totaling $73,517, made pursuant to the terms of his employment agreement with the Company as compensation for retirement benefits no longer payable following his return to the Company in 1990.

                          II. OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                         GRANT
                                                                          DATE
                                                                        PRESENT
                                       INDIVIDUAL GRANTS(1)             VALUE(3)
                           -------------------------------------------- --------
                           NUMBER OF
                           SECURITIES
                           UNDERLYING  % OF TOTAL
                            OPTIONS/  OPTIONS/SARS EXERCISE
                              SARS     GRANTED TO   OR BASE
                            GRANTED   EMPLOYEES IN   PRICE   EXPIRATION
                             (#)(2)   FISCAL YEAR  ($/SHARE)    DATE      ($)
                           ---------- ------------ --------- ---------- --------
Donald E. Moffitt.........  45,000/0      9.38%     $32.25    07/01/07  $549,000
Gregory L. Quesnel........  75,000/0     15.63%     $32.25    07/01/07  $915,000
David I. Beatson..........  25,000/0      5.21%     $32.25    07/01/07  $305,000
Robert T. Robertson.......  25,000/0      5.21%     $32.25    07/01/07  $305,000
Gerald L. Detter..........  12,000/0      2.50%     $32.25    07/01/07  $146,400
                            25,000/0      5.21%     $35.50    08/27/07  $334,000
Eberhard G.H. Schmoller...  20,000/0      4.17%     $32.25    07/01/07  $244,000

--------
(1) No SARs were issued in 1997.

(2) All options are exercisable in whole or in part on the first anniversary of the grant date or earlier upon a change in control of the Company.

(3) Present value based on modified Black-Scholes option pricing model which includes assumptions for the following variables: (i) option exercise prices equal the fair market values on the dates of grant; (ii) option term equals 6 years (based on historical option exercise experience, rather than actual option term of 10 years); (iii) volatility equals 0.3000; (iv) risk-free interest rate equals 6.58% for the July 1997 grants; and 6.49% for the August 1997 grant; and (v) estimated future average dividend yield equals 1.17%.

  The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company's executive stock options are not transferable so the "present value" shown cannot be realized by the executive. Future compensation resulting from option grants will ultimately depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise.

              III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL-YEAR END OPTION/SAR VALUES

  The following table provides information on option/SAR exercises in 1997 by the Named Executives and the value of such officers' unexercised options/SARs at December 31, 1997.

                                                       NUMBER OF
                                                       SECURITIES        VALUE OF
                                                       UNDERLYING       UNEXERCISED
                                                      UNEXERCISED      IN-THE-MONEY
                                                      OPTIONS/SARS     OPTIONS/SARS
                                                       AT FY-END         AT FY-END
                          SHARES ACQUIRED   VALUE        (#)(2)       ($)(2)(3)(4)(5)
                            ON EXERCISE    REALIZED   EXERCISABLE/     EXERCISABLE/
                              (#)(1)         ($)     UNEXERCISABLE     UNEXERCISABLE
                          --------------- ---------- -------------- -------------------
Donald E. Moffitt.......      300,000     $8,839,890 510,340/45,000 $10,626,804/292,500
Gregory L. Quesnel......       74,737      2,347,776 201,433/75,000   4,340,435/487,500
David I. Beatson........       45,000        934,999  79,342/25,000   1,577,505/162,500
Robert T. Robertson.....      265,646      4,520,509  99,751/25,000   2,034,866/162,500
Gerald L. Detter........       71,497      2,120,487  44,551/96,211   792,194/1,506,792
Eberhard G.H. Schmoller.       30,167        900,320 157,950/20,000   3,336,199/130,000

--------
(1) The amounts shown in this column include, in the case of Messrs. Moffitt, Quesnel, Robertson, Detter and Schmoller, 17,289, 3,049, 6,957, 3,612 and 2,901 shares, respectively, acquired pursuant to options having an expiration date of December 31, 1997.

(2) Mr. Moffitt has 510,340 exercisable options valued at $10,626,804; 45,000 unexercisable options valued at $292,500; and 0 stock appreciation rights
    (SARs). Mr. Quesnel has 200,824 exercisable options valued at $4,338,153; 75,000 unexercisable options valued at $487,500; and 609 SARs the appreciation on which is valued at $2,282. Mr. Beatson has 79,342 exercisable options valued at $1,577,505; 25,000 unexercisable options valued at $162,500; and 0 SARs. Mr. Robertson has 99,443 exercisable options valued at $2,034,866; 25,000 unexercisable options valued at $162,500; and 308 SARs the appreciation on which is valued at $0. Mr. Detter has 39,789 exercisable options valued at $785,608; 96,211 unexercisable options valued at $1,506,792; and 4,762 SARs the appreciation on which is valued at $6,586. Mr. Schmoller has 154,866 exercisable options valued at $3,322,017; 20,000 unexercisable options valued at $130,000; and 3,084 SARs the appreciation on which is valued at $14,182. The value of outstanding SARs was fixed as described in footnote 4 below when the Company's SAR plan was terminated on March 31, 1990.

(3) Based on the closing stock price of $38.75 on December 31, 1997.

(4) Numbers shown reflect the value of options granted at various times over a ten-year period.

(5) The Company's Incentive Compensation Stock Appreciation Rights Plan ("SAR Plan") was terminated on March 31, 1990. Under the SAR plan, selected key employees were afforded the opportunity to convert cash awards under the Company's short-term incentive compensation plans into SARs corresponding in value to the Company's shares of Common Stock. The SARs fluctuated in value as the price of the Common Stock increased or decreased and earned amounts equal to dividends declared on the Common Stock. When the SAR Plan was terminated, the value of all outstanding SARs was fixed as of that date. Interest equivalents have been credited to outstanding balances of participants since April 1, 1990. Payouts are made in cash and commence upon a participant's prior election or termination of employment with the Company.

                   IV. LONG-TERM INCENTIVE PLAN AWARDS TABLE

  The following table sets forth information regarding awards made to the Named Executives in 1997 under the Company's Return on Equity Plan. Except for such awards, no Long-Term Incentive Plan Awards were made to the Named Executives in 1997.

                                                            ESTIMATED FUTURE PAYOUTS UNDER
                            NUMBER OF     PERFORMANCE OR     THE RETURN ON EQUITY PLAN(1)
                          SHARES, UNITS OTHER PERIOD UNTIL ------------------------------------
                            OR OTHER      MATURATION OR    THRESHOLD   TARGET       MAXIMUM
          NAME             RIGHTS (#)         PAYOUT          ($)        ($)          ($)
          ----            ------------- ------------------ ---------------------- -------------
Donald E. Moffitt.......     160,000         12/31/99              0  $   836,800 $   1,673,600
Gregory L. Quesnel......      60,000         12/31/99              0      313,800       627,600
David I. Beatson........      60,000         12/31/99              0      313,800       627,600
Robert T. Robertson.....      60,000         12/31/99              0      313,800       627,600
Gerald L. Detter........      30,700         12/31/99              0      160,561       321,122
Eberhard G.H. Schmoller.      49,000         12/31/99              0      256,270       512,540

--------
(1) Target payouts are made if the Return on Equity for the applicable award period is equal to a specified target percentage. For Returns on Equity below the target percentage, the payouts decrease in accordance with a specified payout table, and drop to zero if the Return on Equity is less than the target percentage by 5 or more percentage points. For Returns on Equity above the target percentage, the payouts increase in accordance with the payout table, up to a maximum of twice the target payout if the Return on Equity exceeds the target percentage by 5 or more percentage points.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  To the Board of Directors:

  As members of the Compensation Committee of the Board of Directors, it is our duty to administer the Company's executive compensation program to ensure the attraction, retention and appropriate reward of executive officers, to motivate their performance in the achievement of the Company's business objectives, and to align the interests of executive officers with the long-term interests of the Company's shareholders. Because the Company's compensation policy is to pay for performance, each executive's total compensation is based on the performance of the Company, the executive's business unit, and the executive individually.

  Executive compensation consists of three components: base salary, short-term incentive compensation and long-term incentive compensation. The Company has put a significant portion of total potential compensation for all executives "at risk" through short-term and long-term incentive compensation. It is the Company's policy to tie a greater portion of an executive's total potential compensation to performance of the Company and its subsidiaries, than is the case for Company employees generally. In keeping with the general policy of pay for performance, an even greater portion of the total potential compensation for the executives named in the Summary Compensation Table on page 12 ("Named Executives") is tied to performance than is the case for Company executives generally.

BASE SALARY

  The Company strives to pay base salaries that are competitive with those of other companies in the freight transportation industry, taking into account the Company's size compared to those companies. The companies used for this comparison are some of the same as those included in the performance graph that follows this report with the addition of several other transportation companies. These additions were made on the basis of comparable size.

  For 1997, we reviewed base salaries for executive officers against competitive salary data for officers in similar positions at peer companies as well as surveys of executive compensation for general industry. The Committee determined that executive salaries were generally competitive. Among the Named Executives, Messrs. Moffitt and Schmoller did not receive increases in base salary in 1997, and Messrs. Beatson, Robertson and Detter received increases ranging from 4% to 6.8% at the beginning of 1997.

  Several of the Named Executives received increases in base salary during the year. Salary increases were given to Messrs. Quesnel and Detter in recognition of their increased responsibilities following their promotions to more senior positions with the Company. Mr. Beatson also received an additional increase during the year in order to bring his salary more in line with competitive levels.

  The base salaries for all Named Executives, other than Mr. Moffitt, were approved by the Committee. Mr. Moffitt's 1997 salary was approved by the Board of Directors as discussed below under "CEO Compensation."

SHORT-TERM INCENTIVE COMPENSATION

  The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to design and administer the Company's short-term incentive plans. These plans provide for annual awards to regular, full-time, non-contractual employees.

  At the end of the year, each major subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives based on such criteria as profits, revenue, returns on equity, assets or capital, expenses or service. The parent Company goals generally represent a compilation of the profit goals of the subsidiaries. The final incentive compensation plans are reviewed and approved by the Committee. The plans are then incorporated into the Company's business plan for the ensuing year and presented to the Board of Directors for approval and adoption.

  In 1997, the performance objective for Messrs. Moffitt, Quesnel and Schmoller was based on pre-tax, pre-incentive income of the parent Company; the performance objective for Messrs. Robertson and Detter was based on the pre-incentive operating income of Con-Way Transportation Services, Inc.; and the performance objective for Mr. Beatson was based on pre-incentive operating income of Emery Air Freight Corporation.

  Upon attainment of the established performance goals, each plan participant (including the Named Executives) earns incentive compensation determined as a percentage of base salary, with the applicable percentage varying depending upon the level of attainment of the established performance goals and the participant's level of responsibility. In addition, each participant's incentive compensation is capped at an amount equal to a specified multiple of that participant's base salary. In 1997 operating income of Con-Way and Emery increased 45.6% and 39.4%, respectively, over 1996 operating income, and the Company's net income from continuing operations increased 57.8% over 1996 levels. As a result, Messrs. Moffitt, Quesnel, Beatson, Robertson, Detter and Schmoller earned incentive compensation under the plan of $745,179, $382,971, $746,503, $341,028, $235,827 and $247,896, respectively.

  In 1997 the Committee also continued the annual bonus program for operating company executives begun in 1996, with bonus payments tied to the achievement of targeted operating ratios. Among the Named Executives, Messrs. Quesnel, Beatson, Robertson and Detter were eligible to participate in the bonus program. Based upon results of operations for 1997, Messrs. Quesnel, Beatson, Robertson and Detter received bonus payments of $67,854, $16,731, $340,477 and $330,320, respectively.

LONG-TERM INCENTIVE COMPENSATION

  We believe that executives should have a large stake in the risks and rewards of long-term ownership of the Company. The CNF Transportation Inc. Equity and Incentive Plan, which was approved at the Company's 1997 Annual Meeting of Shareholders, provides for the granting of restricted stock awards, options to purchase shares of the Company's Common Stock, and other types of long-term awards to key employees of the Company and its subsidiaries.

  In 1997, the Company engaged an independent executive compensation consultant to reassess the competitiveness of the Company's compensation programs for senior management. As part of this study, the consultant was asked to analyze and compare the Company's base salaries, annual bonuses and long-term incentive awards with competitive practices and levels. The consultant concluded that, taken together, the elements of the Company's compensation package deliver pay opportunity that is situated well within competitive norms for base salary and annual bonuses, and long term incentives.

  As part of the 1997 engagement, the consultant was asked to review various stock option allocation methodologies and to recommend a formula appropriate for the Company and consistent with practices in comparable companies. The allocation formula recommended by the consultant takes into consideration each executive's organizational position, decision-making influence and accountability over the strategic results of the Company. After reviewing information and suggestions provided by the consultant and adjusting for individual factors, the Committee granted non-qualified options for 356,000 shares to executives of the Company and its subsidiaries. These awards were effective July 1, 1997. Additional non-qualified options for 124,000 shares were issued to various executive officers during the year upon hiring or promotion. Among the Named Executives, Messrs. Quesnel and Detter received special non-qualified option grants for 50,000 and 25,000 shares, respectively, in recognition of their increased responsibilities following their promotions.

  In 1997 the Committee also elected to make certain long term compensation awards in the form of performance-based restricted stock. The restricted stock grants were made to six Company executives (including five of the Named Executives) in order to more closely tie their compensation to the Company's performance, and were made in lieu of additional stock option grants that otherwise would have been made to those executives. In total, the Committee granted 54,500 shares of such performance restricted stock in 1997, which will only vest if the Company meets certain prescribed levels of performance.

  In order to maintain the Company's overall long-term incentive compensation at competitive levels, in 1997 the Committee once again made awards to senior executives under the Company's Return on Equity Plan, which provides for the payment of cash bonuses based on the percentage increase in the Company's shareholder equity. Awards were made under the Plan for the first time in 1996. Since for each award cycle the increase in shareholder equity is measured over a three-year period, there were no bonus payments made under the Plan in 1996 or 1997.

  Under the Long-Term Incentive Plan of 1988 and its predecessor, the Long-Term Incentive Plan of 1978, key employees of the Company and its subsidiaries, including the Named Executives, have previously been awarded growth units entitling them to certain cash benefits upon such units vesting and appreciating in value. No such growth awards have been awarded since 1990.

CEO COMPENSATION

  The Committee recommended, and the Board approved, a 1997 base salary for Mr. Moffitt equal to his 1996 base salary. The Committee usually bases its recommendation on an evaluation of the CEO's performance, the Company's performance, and total shareholder return. In addition, it takes into consideration competitive salary data provided by the Company's independent compensation consultant. In this case, however, Mr. Moffitt recommended and the Committee agreed that an increase in pay was not in order, since the Company's size was reduced by the spin-off of CF MotorFreight. As the only member of the Board who is also an executive officer of the Company, Mr. Moffitt did not participate in deliberations concerning his own salary.

  For 1997, Mr. Moffitt earned short-term incentive compensation of $745,179, based on the pre-tax, pre-incentive income objective for the parent Company established at the beginning of 1997. For 1997, Mr. Moffitt elected to defer all of his short-term incentive compensation until his retirement from the Company.

  As discussed under "Long-Term Incentive Compensation" on page 18, in 1997 Mr. Moffitt and the other Named Executives received as long-term compensation a combination of stock option and restricted stock grants, and awards under the Return on Equity Plan. Based upon the recommendation of the Company's independent executive compensation consultant, the long-term compensation awards made to Mr. Moffitt in 1997 have an aggregate projected value of approximately two and one-half times his annual salary, if the Corporation achieves its goals relating to total profit, return on equity and shareholder value.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The federal income tax law limits the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the "covered employees") in excess of the statutory maximum of $1 million per covered employee. The Committee's general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible. In 1997, as in prior years, no covered employee received compensation which was not deductible.

  Under the federal income tax law, certain compensation, including "performance-based compensation," is excluded from the $1 million deductibility limit. The Company's 1997 Equity and Incentive Plan (the "Plan"), which was approved at the Company's 1997 Annual Meeting of Shareholders, allows the Committee to make certain short- and long-term incentive compensation awards to covered employees that qualify as "performance-based compensation." The Committee intends to use such awards, where feasible, to carry out its general policy of structuring compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes.

COMMITTEE MEMBERSHIP

  Effective December 8, 1997, Mr. Michael J. Murray was added to the Committee. All compensation decisions in 1997 were made by the Committee comprising Messrs. Madden, Clarke, Kennedy, Rogers and Wayman. The foregoing report is approved by the current members of the Committee identified below.

                          THE COMPENSATION COMMITTEE

     Richard B. Madden, Chairman                      Michael J. Murray
     Richard A. Clarke                                Robert D. Rogers
     W. Keith Kennedy, Jr.                            Robert P. Wayman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

         A COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN* CNF TRANSPORTATION INC., S & P MID CAP 400 INDEX, PEER GROUP INDEX


                       PERFORMANCE GRAPH APPEARS HERE

                                           CUMULATIVE TOTAL RETURN
                              ------------------------------------------------
                              4Q92    4Q93     4Q94     4Q95     4Q96     4Q97
                              ----    ----     ----     ----     ----     ----
CNF Transportation Inc.       $100    $134     $127     $152     $150     $265
S&P Midcap 400 Index          $100    $114     $110     $144     $171     $227
Peer Group Index (7 Stocks)   $100    $119     $105     $108     $109     $160

  * Assumes $100 invested on December 31, 1992 in CNF Transportation Inc. (then known as Consolidated Freightways, Inc.), S & P Mid Cap 400 Index and the Peer Group Index, described below, and that any dividends were reinvested.

  The Peer Group Index is a market-capitalization weighted index consisting of the common stocks of the following companies: Airborne Freight Corporation, American Freightways Corporation, Caliber Systems, Inc., Federal Express Corporation, Pittston Co.--Burlington Group, Ryder System Inc. and US Freightways Corporation.

                              PENSION PLAN TABLE
                     ESTIMATED ANNUAL RETIREMENT BENEFITS

  The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's retirement plans.

 AVERAGE FINAL TOTAL EARNINGS
            DURING
   HIGHEST FIVE CONSECUTIVE
            YEARS                                YEARS OF PLAN PARTICIPATION
     OF LAST TEN YEARS OF                 -----------------------------------------
          EMPLOYMENT                        15      20      25       30       35
 ----------------------------             ------- ------- ------- -------- --------
      $  200,000......................... $45,759 $64,345 $82,932 $101,518 $120,105
      $  300,000.........................  69,259  97,345 125,432  153,518  181,605
      $  400,000.........................  92,759 130,345 167,932  205,518  243,105
      $  500,000......................... 116,259 163,345 210,432  257,518  304,605
      $  600,000......................... 139,759 196,345 252,932  309,518  366,105
      $  700,000......................... 163,259 229,345 295,432  361,518  427,605
      $  800,000......................... 186,759 262,345 337,932  413,518  489,105
      $  900,000......................... 210,259 295,345 380,432  465,518  550,605
      $1,000,000......................... 233,759 328,345 422,932  517,518  612,105
      $1,100,000......................... 257,259 361,345 465,432  569,518  673,605
      $1,200,000......................... 280,759 394,345 507,932  621,518  735,105
      $1,300,000......................... 304,259 427,345 550,432  673,518  796,605
      $1,400,000......................... 327,759 460,345 592,932  725,518  858,105
      $1,500,000......................... 351,259 493,345 635,432  777,518  919,605

  Compensation covered for the Named Executives is the highest five-year average over the last ten years of employment of the "Salary" and "Bonus", as such terms are used in the Summary Compensation Table on page 12, and of certain other compensation. Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.

  Applicable law limits the annual benefits which may be paid from a tax-qualified retirement plan to $120,000 per year currently, and prevents pension accruals for compensation in excess of $150,000 per year and for deferred compensation. The Company has adopted non-qualified plans to provide for payment out of the Company's general funds of benefits not covered by the qualified plans. The table above represents total retirement benefits which may be paid from a combination of qualified and non-qualified plans.

  As of December 31, 1997, Messrs. Moffitt, Quesnel, Beatson, Robertson, Detter and Schmoller had 30, 22, 15, 26, 29 and 23 years of plan participation, respectively.

                               ----------------

                            APPOINTMENT OF AUDITORS

  At last year's annual meeting, shareholders approved the appointment of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1997. The Board recommends that shareholders vote in favor of ratifying the reappointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to questions from shareholders.

  The Company has been informed by Arthur Andersen LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

                               ----------------

                            PRINCIPAL SHAREHOLDERS

  According to information furnished to the Company as of February 14, 1998, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock or Series B Preferred Stock are set forth below. All such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission.

                                               AMOUNT AND NATURE OF   PERCENT
                 NAME AND ADDRESS              BENEFICIAL OWNERSHIP   OF CLASS
                 ----------------             ----------------------- --------
     Mellon Bank Corporation and
      subsidiaries........................... 2,666,505 Common (1)      5.6%
      One Mellon Bank Center
      Pittsburgh, PA 15258
     T. Rowe Price Associates, Inc...........       900 Common (2)        *
      and T. Rowe Price Trust Company           682,379 Preferred (2)   6.3%
      100 East Pratt Street
      Baltimore, MD 21202
     FMR Corp................................ 2,827,243 Common (3)      5.9%
      82 Devonshire Street
      Boston, MA 02109

--------
 *  Less than 1%

(1) Mellon Bank Corporation and its subsidiaries have sole voting power over 2,498,785 shares, shared voting power over 17,100 shares, sole dispositive power over 2,627,441 shares and shared dispositive power over 17,664 shares.

(2) T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power over 900 shares, shared voting power over 4,176,432 shares, sole dispositive power over 900 shares and shared dispositive power over 3,212,640 shares. T. Rowe Price Trust Company, the trustee under the Company's Thrift and Stock Plan ("Trust Company"), has sole voting power over 0 shares, shared voting power over 4,176,432 shares, sole dispositive power over 0 shares and shared dispositive power over 3,212,640 shares.

    The holdings include 682,379 shares of Series B Preferred Stock (which Preferred Stock is held pursuant to the CNF Transportation Inc. Thrift and Stock Plan). Such shares of Series B Preferred Stock represent 79% of all outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock has the right to 6.1 noncumulative votes on each matter submitted to the meeting. The Series B Preferred Stock is convertible at the Trust Company's option under certain circumstances into 4.708 shares of Common Stock for each share of Series B Preferred Stock. On a fully converted basis, these holdings represent 6.3% of the Common Stock.

    Price Associates serves as investment advisor with shared power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates and the Trust Company are deemed to be the beneficial owners of the Common Stock and Series B Preferred Stock which has not been allocated to participants' accounts under the Thrift and Stock Plan. However, Price Associates and the Trust Company expressly disclaim that they are, in fact, the beneficial owners of such securities.

(3) FMR Corp., through its subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company, and Fidelity International Limited, an affiliate of FMR Corp., have, in the aggregate, sole voting power over 563,200 shares, shared voting power over 0 shares, sole dispositive power over 2,827,243 shares and shared dispositive power over 0 shares.

                               ----------------

                COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  The Company believes that, during 1997 its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended.

                               ----------------

                              CONFIDENTIAL VOTING

  Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions, and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

  Access to proxies, ballots and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count and tabulation of proxies.

                               ----------------

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Under the rules of the Securities and Exchange Commission now in effect, shareholder proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary, CNF Transportation Inc., at 3240 Hillview Avenue, Palo Alto, California 94304, and must be received by November 17, 1998.

                               ----------------

                                 OTHER MATTERS

  The Company will furnish to interested shareholders, free of charge, a copy of its 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 10, 1998. Please direct your written request to the Corporate Secretary, CNF Transportation Inc., 3240 Hillview Avenue, Palo Alto, California 94304.

  Your Board knows of no other matters to be presented at the meeting. If a shareholder proposal that was excluded from this proxy statement in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 is properly brought before the meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against such proposal. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

                               ----------------

  The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies at a fee of $10,000, plus expenses. The Company has also engaged Chase Mellon Shareholder Services to act as inspector of elections. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's voting stock.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          EBERHARD G.H. SCHMOLLER
                                          Secretary

March 17, 1998

                  [LOGO OF CNF TRANSPORTATION APPEARS HERE]

EBERHARD G.H. SCHMOLLER
Secretary

                                                                 March 17, 1998

Dear Fellow Employee:

  Enclosed is proxy material for the CNF Transportation Inc. Annual Meeting of Shareholders to be held on April 27, 1998. This material is being sent to you as a participant in the CNF Transportation Inc. Common Stock Fund and includes
(1) the Company's 1998 Proxy Statement and 1997 Annual Report, (2) a card to instruct Mellon Bank, the Fund trustee, as to how you wish the shares of CNF Transportation Inc. credited to your account to be voted, and (3) an envelope to send your instruction card to First Chicago Trust Company of New York, the Company's stock transfer agent.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions. If you wish, you may sign and return the card without giving specific voting instructions in which case your shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. Under the terms of the Plan, the trustee votes any shares credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  THE EXERCISE OF SHAREHOLDER VOTING RIGHTS IS A VERY IMPORTANT FEATURE OF THE COMMON STOCK FUND BECAUSE IT ALLOWS YOU TO PARTICIPATE DIRECTLY IN THE AFFAIRS OF THE COMPANY. WE URGE YOU TO EXERCISE YOUR VOTING RIGHTS. IN ORDER FOR THE TRUSTEE TO COMPLY WITH YOUR INSTRUCTIONS, FIRST CHICAGO TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR COMPLETED INSTRUCTION CARD NO LATER THAN APRIL 21, 1998.

                                          Sincerely,


                                          /s/ Eberhard G.H. Schmoller
                                          ----------------------------------
                                          Eberhard G.H. Schmoller

            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

                 [LOGO OF CNF TRANSPORTATION APPEARS HERE]

EBERHARD G.H. SCHMOLLER
Secretary

                                                                 March 17, 1998

Dear Fellow Employee:

  Enclosed is proxy material for the CNF Transportation Inc. Annual Meeting of Shareholders to be held on April 27, 1998. This material is being sent to you as a participant in the CNF Transportation Inc. Thrift and Stock Plan and includes (1) the Company's 1998 Proxy Statement and 1997 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan trustee, as to how you wish the shares of CNF Transportation Inc. credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to First Chicago Trust Company of New York, the Company's stock transfer agent.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. The instruction card will direct the trustee to vote both the common and preferred shares of stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to First Chicago Trust Company of New York with the instruction card. Under the terms of the Plan, the trustee votes the shares of each class of stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  THE EXERCISE OF SHAREHOLDER VOTING RIGHTS IS A VERY IMPORTANT FEATURE OF THE PLAN BECAUSE IT ALLOWS YOU TO PARTICIPATE DIRECTLY IN THE AFFAIRS OF THE COMPANY. WE URGE YOU TO EXERCISE YOUR VOTING RIGHTS. IN ORDER FOR THE TRUSTEE TO COMPLY WITH YOUR INSTRUCTIONS, FIRST CHICAGO TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR COMPLETED INSTRUCTION CARD NO LATER THAN APRIL 21, 1998.

                                          Sincerely,

                                          /s/ Eberhard G.H. Schmoller
                                          -------------------------------
                                          Eberhard G.H. Schmoller

            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

                  [LOGO OF CNF TRANSPORTATION APPEARS HERE]

EBERHARD G.H. SCHMOLLER
Secretary

                                                                 March 17, 1998

Dear CFC SASP Participant:

  Enclosed is proxy material furnished by CNF Transportation Inc. in connection with its Annual Meeting of Shareholders to be held on April 27, 1998. This material is being sent to you as a participant in the Consolidated Freightways Corporation Stock and Savings Plan and includes (1) CNF Transportation Inc.'s 1998 Proxy Statement and 1997 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan trustee, as to how you wish the shares of CNF Transportation Inc. credited to your account to be voted, and (3) an envelope to forward your instructions to First Chicago Trust Company of New York, the Company's stock transfer agent.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions for the shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. Under the terms of the Plan, the trustee votes the shares credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  WE URGE YOU TO EXERCISE YOUR VOTING RIGHTS. IN ORDER FOR THE TRUSTEE TO COMPLY WITH YOUR INSTRUCTIONS, FIRST CHICAGO TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR COMPLETED INSTRUCTION CARD NO LATER THAN APRIL 21, 1998.

                                          Sincerely,

                                          /s/ Eberhard G.H. Schmoller
                                          -------------------------------
                                          Eberhard G.H. Schmoller

            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

                                DIRECTION FORM


                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                             DIRECTION TO TRUSTEE

          (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Thrift and Stock Plan to vote all shares of CNF Transportation Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 27, 1998 at 9:00 A.M. or at any adjournments or postponements thereof.

THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 BELOW, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

1. Election of Four Class I directors for a three-year term.

  Nominees: Earl F. Cheit, Richard A. Clarke, W. Keith Kennedy, Jr., Richard
  B. Madden

  [_] Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

  [_]Vote WITHHELD from all nominees.

2. Ratify appointment of Arthur Andersen LLP as the Company's auditors for the year 1998.

            FOR [_]             AGAINST [_]             ABSTAIN [_]

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                                                                         , 1998
                                     ------------------------------------------
                                       Signature of Participant

                                     ------------------------------------------
                                       Name (Please Print)

                                     ------------------------------------------
                                       Address (Please Print)

                                     ------------------------------------------
                                       City       State      Zip Code

         CONSOLIDATED FREIGHTWAYS CORPORATION STOCK AND SAVINGS PLAN
                   DIRECTION OF PARTICIPANT TO TRUSTEE OF
         CONSOLIDATED FREIGHTWAYS CORPORATION STOCK AND SAVINGS PLAN

The undersigned hereby directs the Trustee of the Consolidated Freightways Corporation Stock and Savings Plan to vote all shares of CNF Transportation Inc. common stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 27, 1998 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                Election of four Class I directors for a three-year term.

                Nominees:  Earl F. Cheit
                           Richard A. Clarke
                           W. Keith Kennedy, Jr.
                           Richard B. Madden

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                  PLEASE SIGN THIS CARD ON THE REVERSE SIDE

    Please mark your
[X] votes as in this                                                0938
    example

THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 BELOW.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
ITEM 2 BELOW.
-------------------------------------------------------------------------------

                            FOR   WITHHELD
1.  Election of Directors   [_]     [_]
    (see reverse)

For, except vote withheld from the following nominee(s).
 ______________________________________________________

                            FOR   AGAINST    ABSTAIN
2.  Ratify appointment of   [_]     [_]        [_]
    Independent Auditors

-------------------------------------------------------------------------------


                                The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.




SIGNATURE(S) _______________________________________ DATE _____________, 1998

NOTE: Please sign exactly as name appears hereon.

                  CNF TRANSPORTATION INC. COMMON STOCK FUND
                   DIRECTION OF PARTICIPANT TO TRUSTEE OF
                  CNF TRANSPORTATION INC. COMMON STOCK FUND

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Common Stock Fund to vote all shares of CNF Transportation Inc. common stock credited to the individual account of the undersigned under the Common Stock Fund at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 27, 1998 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                Election of four Class I directors for a three-year term.

                Nominees:  Earl F. Cheit
                           Richard A. Clarke
                           W. Keith Kennedy, Jr.
                           Richard B. Madden

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                  PLEASE SIGN THIS CARD ON THE REVERSE SIDE

    Please mark your
[X] votes as in this                                                7897
    example

THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 BELOW.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
ITEM 2 BELOW.
-------------------------------------------------------------------------------

                            FOR   WITHHELD
1.  Election of Directors   [_]     [_]
    (see reverse)

For, except vote withheld from the following nominee(s).
 ______________________________________________________

                            FOR   AGAINST    ABSTAIN
2.  Ratify appointment of   [_]     [_]        [_]
    Independent Auditors

-------------------------------------------------------------------------------


                                The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.




SIGNATURE(S) _______________________________________ DATE _____________, 1998

NOTE: Please sign exactly as name appears hereon.

                CNF TRANSPORTATION INC. THRIFT AND STOCK PLAN
                   DIRECTION OF PARTICIPANT TO TRUSTEE OF
                CNF TRANSPORTATION INC. THRIFT AND STOCK PLAN
                     (COMMON STOCK AND PREFERRED STOCK)

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Thrift and Stock Plan to vote all shares of CNF Transportation Inc. common stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 27, 1998 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                Election of four Class I directors for a three-year term.

                Nominees:  Earl F. Cheit
                           Richard A. Clarke
                           W. Keith Kennedy, Jr.
                           Richard B. Madden

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                  PLEASE SIGN THIS CARD ON THE REVERSE SIDE

    Please mark your
[X] votes as in this                                                7895
    example

THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 BELOW.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
ITEM 2 BELOW.
-------------------------------------------------------------------------------

                            FOR   WITHHELD
1.  Election of Directors   [_]     [_]
    (see reverse)

For, except vote withheld from the following nominee(s).
 ______________________________________________________


                            FOR   AGAINST    ABSTAIN
2.  Ratify appointment of   [_]     [_]        [_]
    Independent Auditors

-------------------------------------------------------------------------------


                                The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.




SIGNATURE(S) _______________________________________ DATE _____________, 1998

NOTE: Please sign exactly as name appears hereon.

P
R
O
X
Y

                           CNF TRANSPORTATION INC.
         This Proxy Is Solicited on Behalf of the Board of Directors
                          of CNF Transportation Inc.

The undersigned appoints M.G. GILL, R. JAUNICH, II and M.J. MURRAY and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CNF TRANSPORTATION INC., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Monday, April 27, 1998 at 9:00 A.M. and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                Election of four Class I directors for a three-year term.

                Nominees:  Earl F. Cheit
                           Richard A. Clarke
                           W. Keith Kennedy, Jr.
                           Richard B. Madden

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                  PLEASE SIGN THIS CARD ON THE REVERSE SIDE

    Please mark your
[X] votes as in this
    example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 BELOW.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
ITEM 2 BELOW.
-------------------------------------------------------------------------------

                            FOR   WITHHELD
1.  Election of Directors   [_]     [_]      For, except vote withheld from the
    (see reverse)                            following nominee(s).
                                             _________________________________

                            FOR   AGAINST    ABSTAIN
2.  Ratify appointment of   [_]     [_]        [_]
    Independent Auditors
-------------------------------------------------------------------------------
THE PROXIES ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                DATE:_______________________________, 1998

                                SIGNATURE(S):_____________________________

                                __________________________________________
                                NOTE:  Please sign exactly as your name
                                       appears hereon. Joint owners should
                                       each sign. When signing as an
                                       attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such.